UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 30, 2004

Date of Report (date of earliest event reported)

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road Mountain View, California 94043
(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 30, 2004, the Registrant adopted the FY2004 Recognition Bonus Plan (the “Bonus Plan”) which provides for the payment of bonuses to eligible employees of the registrant (including executive officers). In December 2004, the Compensation Committee of the Registrant’s Board of Directors approved the following bonuses pursuant to the Bonus Plan for the Chief Executive Officer and the next four most highly compensated executive officers of the Registrant whose compensation earned during fiscal 2004 exceeded $100,000 (in the case of the Senior Vice President, Worldwide Sales, a portion of her total bonus was paid pursuant to her FY2004 Individual Compensation Plan (the “Compensation Plan”)):

Name	Title	Bonus Amount
Aart de Geus	Chairman and Chief Executive Officer	$498,000
Chi-Foon Chan	President and Chief Operating Officer	$402,000
Vicki Andrews	Sr. Vice President, Worldwide Sales	$268,000	(1)
Raul Camposano	Sr. Vice President and General Manager, Silicon Engineering Group	$188,833	(2)
Antun Domic	Sr. Vice President and General Manager, Implementation Group	$246,000

(1)   Comprised of $136,120 in bonus paid under the Bonus Plan and $131,880 in commissions paid under the Compensation Plan.

(2)   Includes $3,333 patent bonus not provided for under the Bonus Plan.

Item 9.01 Financial Statements and Exhibits

(c)   Exhibits.  The following documents are filed as exhibits to this Form 8-K:

10.29               FY2004 Recognition Bonus Plan.

10.30               FY04 Individual Compensation Plan for Senior Vice President, Worldwide Sales.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2005	SYNOPSYS, INC.

/s/ Rex S. Jackson
Rex S. Jackson
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title

10.29	FY2004 Recognition Bonus Plan.
10.30	FY04 Individual Compensation Plan for Senior Vice President, Worldwide Sales.